Exhibit 99.2

Filed by Liberty Interactive Corporation pursuant to Rule 425 under the
Securities Act of 1933 and deemed filed pursuant to Rule 14a-6(b) of the
Securities Exchange Act of 1934

Subject Company: Liberty Interactive Corporation
Commission File No.: 001-33982

Subject Company: Liberty Expedia Holdings, Inc.
Commission File No.: 333-210377

Excerpts from the Earnings Press Release, Dated August 5, 2016, of Liberty Interactive Corporation

Highlights include: . . . Attributed to Liberty Ventures Group: . . .

•                  Filed amended form S-4 announcing split-off of Liberty Expedia Holdings (“Liberty Expedia”) on June 10, 2016; refiled on July 19, 2016

. . .

“We continue to make progress on the split-off of Liberty Expedia and filed amended S-4’s in June and July.”

. . .

On June 10, 2016, Liberty Interactive filed an amendment to its registration statement disclosing that the previously announced spin-off of Liberty Expedia (comprised of, among other things, Liberty Interactive’s interest in Expedia, Inc., Liberty Interactive’s subsidiary Bodybuilding.com, LLC and $400 million of debt) would be changed to a mandatory redemptive split-off.  The transaction is subject to, among other conditions, shareholder approval and is expected to be completed at the end of the third quarter or early in the fourth quarter of 2016.

. . .

Subsequent to June 30, 2016: . . .

•                  Liberty Ventures Group entered into a margin loan agreement which provides for $300 million of available borrowings.  Pursuant to the margin loan agreement, Liberty Ventures’ shares of Expedia were pledged as collateral.  The margin loan matures on the earlier of the Expedia Holdings split-off date or December 31, 2016.

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Forward Looking Statements

The foregoing earnings release excerpts include certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about the proposed split-off of Liberty Expedia Holdings, Inc. (“Liberty Expedia”), including the timing of the proposed split-off. These forward-looking statements involve many risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including, without limitation, the satisfaction of conditions to the proposed split-off. These forward looking statements speak only as of the date of the earnings release, and Liberty Interactive Corporation (“Liberty Interactive”) expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in Liberty Interactive’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. Please refer to the publicly filed documents of Liberty Interactive, including the most recent Form 10-K and Forms 10-Q, for additional information about Liberty Interactive and about the risks and uncertainties related to Liberty Interactive’s business which may affect the statements made in the foregoing excerpts.

Additional Information

Nothing in these earnings release excerpts shall constitute a solicitation to buy or an offer to sell shares of Liberty Expedia or any of Liberty Interactive’s tracking stocks. The offer and sale of shares in the proposed split-off will only be made pursuant to Liberty Expedia’s effective registration statement. Liberty Interactive stockholders and other investors are urged to read the registration statement and the joint proxy statement/prospectus regarding the transaction (a preliminary filing of which has been made with the SEC) and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they contain important information about the split-off. Copies of these SEC filings are available free of charge at the SEC’s website (http://www.sec.gov). Copies of the filings together with the materials incorporated by reference therein are also available, without charge, by directing a request to Liberty Interactive Corporation, 12300 Liberty Boulevard, Englewood, Colorado 80112, Attention: Investor Relations, Telephone: (720) 875-5420.

Participants in a Solicitation

The directors and executive officers of Liberty Interactive and other persons may be deemed to be participants in the solicitation of proxies in respect of proposals to approve the split-off. Information regarding the directors and executive officers of Liberty Interactive is available in its definitive proxy statement, which was filed with the SEC on July 8, 2016, and certain of its Current Reports on Form 8-K.  For other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, see the joint proxy statement/prospectus (preliminary filings of which have been made with the SEC).  Free copies of this document may be obtained as described in the preceding paragraph.